                                                                    Exhibit 99.1








                               E-MED FUTURE, INC.
                          (A Development Stage Company)
                          AUDITED FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001











                             WILLIAM A. MEYLER, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                  ONE ARIN PARK
                                 1715 HIGHWAY 35
                              MIDDLETOWN, NJ 07748

CONTENTS
--------------------------------------------------------------------------------

Independent Auditors Report                                             Page 1

Balance Sheet                                                                2

Statement of Stockholders' Equity                                            3

Statement of Operations                                                      4

Statement of Cash Flows                                                      5

Notes to Financial Statements                                                6

                          Independent Auditor's Report

To the Board of Directors
E-Med Future, Inc.
Columbus, Ohio

We have audited the accompanying balance sheets of E-Med Future, Inc. (a Development Stage Company) as of December 31, 2002 and 2001 and the related statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of E-Med Future, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years ended December 31, 2002 and 2001, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B to the financial statements, the Company incurred a net loss of $380,626 for the years ended December 31, 2002 and 2001, and there are existing uncertain conditions the Company faces relative to its capital raising and sales activities. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                              William A. Meyler, P.C.




Middletown, NJ
May 15, 2003

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET

                                     ASSETS

                                                                                   December 31,
                                                                              ----------------------
                                                                                 2002         2001
                                                                                 ----         ----
CURRENT ASSETS
  Cash                                                                        $  13,217    $   5,193
  Accounts receivable                                                             4,000        1,207
  Inventory                                                                     173,488      196,938
  Prepaid expenses                                                                3,191          925
                                                                              ---------    ---------

         Total Current Assets                                                   193,896      204,263

EQUIPMENT, net of depreciation                                                  132,158      123,753

INTANGIBLE ASSET - PATENT, net of
  accumulated amortization of $21,828 and $9,355 for the years
  2002 and 2001, respectively                                                   165,261      177,734
                                                                              ---------    ---------

                                                                              $ 491,315    $ 505,750
                                                                              =========    =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Notes payable to bank                                                       $  76,098
  Notes payable to related party                                                215,585
  Accounts payable                                                               54,010    $  77,153
  Accrued expenses                                                               21,248        5,514
                                                                              ---------    ---------

        Total Current Liabilities                                               366,941       82,667

STOCKHOLDERS' EQUITY
  Preferred stock $0.001 par value, 10,000 shares authorized, 3,970 shares issued and outstanding, each share is convertible into 5,000 shares of
     common stock                                                                     4            4
  Paid-in-capital                                                               504,996      504,996
  Common stock $0.001 par value, 20,000,000
     authorized, none issued and outstanding                                          -            -
   Deficit accumulated during development stage                                (380,626)     (81,917)
                                                                              ---------    ---------
                                                                                124,374      423,083
                                                                              ---------    ---------
                                                                              $ 491,315    $ 505,750
                                                                              =========    =========

                 See accompanying notes to financial statements.

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                      STATEMENT OF STOCKHOLDERS' EQUITY
         For the Period August 25, 2000 (Inception) to December 31, 2002

                                                        Number     Amount     Capital    Deficit      Total
                                                        ------     ------     -------    -------      -----
Issuance of shares to
   NeddleZap Partnership @ $1,000 per share               500     $     1    $499,999           -   $ 500,000

Issuance of shares to founding
   directors, officers and others for no value          3,468           3          (3)          -           -

Issuance of shares for professional
   services @ $2,500 per share                              2           -       5,000           -       5,000

Net loss for year ended
   December 31, 2001                                        -           -           -   $ (81,917)    (81,917)
                                                       ------     -------    --------   ---------   ---------

Balance December 31, 2001                               3,970     $     4    $504,996   $ (81,917)  $ 423,083

Net loss for year ended
   December 31, 2002                                        -           -           -    (298,709)   (298,709)
                                                       ------     -------    --------   ---------   ---------

Balance December 31, 2002                               3,970     $     4    $504,996   $(380,626)  $ 124,374
                                                       ======     =======    ========   =========   =========

                 See accompanying notes to financial statements.

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS

                                                                                         For the Years Ended
                                                                                             December 31,
                                                                                       ------------------------
                                                                                          2002           2001
                                                                                          ----           ----
SALES                                                                                  $ 243,796      $ 112,280

COST OF SALES                                                                            182,929         40,236
                                                                                       ---------      ---------

     Gross Profit                                                                         60,867         72,044

ADMINISTRATIVE EXPENSES
   Salaries                                                                               79,500         30,000
   Professional fees                                                                      80,298         21,481
   Shipping expense                                                                        8,795              -
   Commissions                                                                            20,255         13,254
   Royalties                                                                              12,500          5,000
   Rent                                                                                   21,600              -
   Start up costs                                                                              -         19,177
   Depreciation and amortization                                                          26,646         19,514
   Research and development                                                                8,519         15,949
   Travel and entertainment                                                               26,028          8,391
   Payroll taxes and other                                                                12,825          6,022
   Insurance                                                                               3,705          1,850
   Office expense                                                                          4,316          2,044
   Trade show                                                                             27,266          2,000
   Interest                                                                                  510              -
   Advertising                                                                            21,891          1,200
   Other                                                                                   4,922          8,079
                                                                                       ---------      ---------

     Total Administrative Expense                                                        359,576        153,961
                                                                                       ---------      ---------

NET LOSS                                                                               $(298,709)     $ (81,917)
                                                                                       =========      =========

                 See accompanying notes to financial statements.

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS

                                                                                            For the Years Ended
                                                                                                December 31,
                                                                                          ------------------------
                                                                                            2002            2001
                                                                                            ----            ----
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                                                                              $(298,709)      $ (81,917)
   Adjustments to reconcile net loss to net cash provided by operating activities:
         Depreciation and amortization                                                      26,646          19,514
         Stock based compensation                                                                -           5,000
         Research and development costs                                                          -           8,807
         Start-up costs                                                                          -          19,177
   Changes in operating assets and liabilities:
         Accounts receivable                                                                (2,793)         (1,207)
         Inventory                                                                          23,450         (45,923)
         Prepaid expenses                                                                   (2,266)           (925)
         Accounts payable                                                                  (23,143)         77,153
         Accrued expenses                                                                   15,734           5,514
                                                                                         ---------       ---------
            Net Cash Provided by (Used in) Operating Activities                           (261,081)          5,193
                                                                                         ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES
   Purchases of property and equipment                                                     (22,578)              -
                                                                                         ---------       ---------
            Net Cash Used in Investing Activities                                          (22,578)              -
                                                                                         ---------       ---------

CASH FLOWS FROM FINANCING ACTIVITIES
   Notes payable to bank                                                                    76,098               -
   Notes payable to related party                                                          215,585               -
                                                                                         ---------       ---------
            Net Cash Provided by Financing Activities                                      291,683               -
                                                                                         ---------       ---------
            Net Increase in Cash                                                             8,024           5,193

CASH AND CASH EQUIVALENTS BEGINNING OF YEAR                                                  5,193               -
                                                                                         ---------       ---------

CASH AND CASH EQUIVALENTS END OF YEAR                                                    $  13,217       $   5,193
                                                                                         =========       =========
Supplemental Schedule of Non-Cash Operating and Financing Activities
   NeedleZap Partnership Contribution of Assets to Company
      Inventory                                                                                          $ 151,015
      Equipment                                                                                            133,912
      Patent                                                                                               187,089

   Interest                                                                              $     510

                 See accompanying notes to financial statements.

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001

NOTE A SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       ORGANIZATION

       E-Med Future, Inc. (the Company), a development stage enterprise, was organized under the laws of Delaware on August 25, 2000. The Company plans to manufacture and sell a device that can disable a hypodermic needle trademarked under the name NeedleZap. The Company had no operating activities from inception to December 31, 2000.

       On February 8, 2001, the Company signed an agreement with NeedleZap Partners, an Ohio general partnership (the Partnership), whereby the Partnership transferred equipment, patents, and capital for 500 shares of the Company's convertible preferred stock and a royalty arrangement for each unit sold.

       USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

       CASH EQUIVALENTS

       For the purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

       INVENTORIES

       Inventories consist primarily of purchased parts and assembled units and are stated at the lower of cost (first-in, first-out) or market value.

       EQUIPMENT

       Equipment consisting of office equipment and tooling dies is stated at cost. Replacements and improvements are capitalized, while repairs and maintenance costs are charged to expense as incurred. Depreciation is computed using the straight line method over the estimated useful lives of ten years.

NOTE B GOING CONCERN

       As shown in the accompanying financial statements, the Company had a net operating loss of $298,709 and $81,917 in December 31, 2002 and 2001 respectively and is considered a company in the development stage. Management's plans include the raising of capital to fund future operations in the short term and the generating of revenue through its business. The Company has received written notification from the FDA of its compliance for its manufacturing facilities which will now allow the Company to market its product. Failure to raise capital, keep its products and manufacturing facilities in FDA compliance, and generate sales revenues could result in the Company having to curtail or cease operations. Additionally, even if the Company does raise sufficient capital to support its operating expenses and generate revenues, there can be no assurances that the revenue will be sufficient to enable it to develop business to a level where it will generate profits and cash flows from operations.

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 2002 and 2001

NOTE B GOING CONCERN (CONTINUED)

       These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These financial statements do no include any adjustments relating to the recovery of the recorded assets of the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE C ACQUISITION OF OPERATING ASSETS

       On February 8, 2001, the Company signed an agreement with NeedleZap Partners, an Ohio general partnership, whereby the Partnership transferred all of its assets to the Company in exchange for 500 shares of the Company's convertible preferred stock and a royalty arrangement. An allocation of the purchase price was as follows:

            Convertible Preferred Stock                       $500,000
                                                              ========
            Fair value of net assets acquired
            Inventory                                         $151,015
            Equipment                                          133,912
            Patent                                             187,089
            Research and development costs                       8,807
            Start up costs                                      19,177
                                                              --------

                                                              $500,000
                                                              ========

NOTE D INVENTORY

       Inventory consists of the following at December 31, 2002 and 2001, respectively:

                                                         2002         2001
                                                         ----         ----

            Finished units                            $  38,049    $  67,000
            Component parts                             135,439      129,938
                                                      ---------    ---------

                                                      $ 173,488    $ 196,938
                                                      =========    =========
NOTE E EQUIPMENT

       Equipment consists of the following at December 31, 2002 and 2001:

                                                         2002         2001
                                                         ----         ----
            Office equipment                          $  10,495    $   9,637
            Tooling and dies                            145,995      124,275
                                                      ---------    ---------
                                                        156,490      133,912
            Less depreciation                            24,332       10,159
                                                      ---------    ---------

                                                      $ 132,158    $ 123,753
                                                      =========    =========

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 2002 and 2001

NOTE F PATENT

       The Company acquired a registered patent to produce the device that will disable a hypodermic needle. The total value assigned to the patent is $187,089 and is being amortized on a period of 15 years. Annual amortization for each of the succeeding five years will be approximately $12,500. This fee has been temporarily waived until the Company becomes profitable.

NOTE G ROYALTY AGREEMENT

       The Company has entered into a royalty arrangement with NeedleZap Partners. For the period which will commence on December 1, 2000 and terminate on July 1, 2002, the Company will develop, manufacture and market NeedleZap units. For every unit sold, the Company will pay the Partnership a royalty of $5.00 until one million units are sold and/or all royalties are paid on or before July 1, 2002. If the Company does not sell one million devices within the 18 month term of the agreement, or at its sole option accelerate the monies due and payable had the Company sold one million units, the term of this agreement will be automatically extended and, further, the requirement to pay a $5.00 royalty on each unit sold will be increased from one million units to five million units regardless of how long it takes the Company to sell five million units. Additionally, the Company has agreed to pay $1.00 per unit sold which will be divided amongst two officers of the Company and the Director of Research and Development. This fee has been temporarily waved until the Company becomes profitable.

NOTE H INCOME TAXES

       The Company has adopted Financial Accounting Statement No. 109 (FASB No.
       109). Under this method, the Company recognizes a deferred tax liability or asset for temporary differences between the tax basis of an asset or liability and the related amount reported on the financial statements. The principal types of differences, which are measured at the current tax rates, are net operating loss carry forwards and timing differences in depreciation. At December 31, 2002 and 2001, these differences resulted in a deferred tax asset of approximately $100,000 and $12,000, respectively. FASB No. 109 requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Accordingly, the Company has recorded a valuation allowance for the entire deferred tax asset, and the accompanying financial statements do not reflect any net asset for deferred taxes at December 31, 2002 and 2001.

       The Company's net operating loss carry forwards amounted to approximately $380,626 at December 31, 2002.

NOTE I RELATED PARTY TRANSACTIONS

       Included in accounts payable is $24,946 and $85,000 at December 31, 2002 and 2001 respectively payable to a supplier owned by the President of the Company.

       During the year ended December 31, 2002, a related party advanced the Company $215,585. The loan carries no interest and has no repayment terms. Had the Company borrowed such funding from a lending institution, the imputed interest would have been approximately $4,696 based on a five percent (5%) interest rate.

                               E-MED FUTURE, INC.
                          (A Development Stage Company)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                           December 31, 2002 and 2001

NOTE J RENT EXPENSE

       The Company has an informal lease agreement with a company owned by the Company's president to pay $1,800 per month for the Company's office space. The lease is month to month and not covered by a written agreement.

NOTE K SUBSEQUENT EVENTS

       On April 2, 2003, the Company entered into an agreement with Micro-Economics, Inc. ("Micro") a Nevada Corporation whereby Micro would acquire 100% of the Company's convertible preferred stock in exchange for 19,850,000 shares of its $0.001 par value common stock. In connection with the merger, the Company became a wholly owned subsidy of Micro and the Company's officers and directors replaced Micro's officers and directors. Micro was previously a non-operating public "shell" corporation.